Exhibit 10.1

SECOND AMENDMENT TO
STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE – NET

THIS SECOND AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE – NET (this “Amendment”) is entered into on September 19, 2017 (the “Effective Date”), by and between IRVINE BUSINESS PROPERTIES, a California general partnership (“Lessor”), on the one hand, and PRO-DEX, INC., a Colorado corporation (“Lessee”) (Lessee and Lessor each, a “Party,” and together collectively, the “Parties”), on the other hand.

RECITALS

A.

Lessor and Lessee entered into that certain Standard Industrial/Commercial Multi-Tenant Lease – Net dated August 3, 2007 (the “Original Lease”), as amended by that certain First Amendment to Lease dated July 1, 2013 (the “First Amendment”) (the Original Lease and First Amendment are collectively referred to as the “Lease”) by and between the Parties, for the Premises located at 2361 McGaw Avenue, Irvine, California  92614 and as further described therein.  Except as otherwise expressly provided for herein, capitalized terms used herein shall have the meanings given them in the Lease.

B.

The Parties desire to amend the Lease on the terms set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Lease Term Extended.  Notwithstanding anything to the contrary contained in the Lease, the Term of the Lease shall be extended to, and expire and terminate on, September 30, 2027 at 11:59 p.m. PST.

2.

Base Rent Adjustment.  Base Rent for the periods described below shall be as follows:

Effective Date through September 30, 2017	$39,452.00 per month
October 1, 2017 through September 30, 2018	$36,493.10 per month
October 1, 2018 through September 30, 2019	$37,587.89 per month
October 1, 2019 through September 30, 2020	$38,715.53 per month
October 1, 2020 through September 30, 2021	$39,877.00 per month
October 1, 2021 through September 30, 2022	$41,073.31 per month
October 1, 2022 through September 30, 2023	$42,305.50 per month
October 1, 2023 through September 30, 2024	$43,574.67 per month
October 1, 2024 through September 30, 2025	$44,881.91 per month
October 1, 2025 through September 30, 2026	$46,228.37 per month
October 1, 2026 through September 30, 2027	$47,615.22 per month

3.

Improvements to the Premises.  Lessee acknowledges that Lessor has no obligation to make any additions, alterations or improvements to the Premises (“Tenant Improvements”) during the Term covered by this Amendment or otherwise.  Any Tenant Improvements during the Term shall be at Lessee’s sole cost and expense, and subject to the prior written consent of Lessor; provided, however,

Lessee acknowledges that if the proposed Tenant Improvements require a permit or inspection, and the governing agency requires or is anticipated to require other work to be done at the property as a condition to the performance of the work or as a result of the application to perform such work, Lessor may condition its approval on Lessee’s performance of such additional work at Lessee’s cost. Notwithstanding anything to the contrary contained in the Lease, including but not limited to Paragraph 7.2 thereof, all roof repairs affecting the Premises shall be the responsibility of Lessee, at Lessee’s sole cost and expense.

4.

Parking Spaces.  Notwithstanding anything to the contrary contained in the Lease, including but not limited to Paragraph1.2(b) thereof, Lessee or persons designated by Lessee shall have the right to use during the Term of the Lease, on an unreserved basis, up to ninety-six (96) parking spaces located in the Building parking lot.

5.

Commission.  Each of the Parties represent and warrant to the other that it has not engaged a broker or agent in connection with the negotiations of this Lease other than Madison Street Partners (Greg Marshall) (“Lessee’s Broker”), representing Lessee, and that they know of no other real estate brokers or agents who are or claim to be entitled to a commission in connection with this Amendment.  The Parties agree to defend, indemnify and hold harmless the other from and against any liability or claim, whether meritorious or not, arising with respect to any such broker and/or agent known to such Party and not so named.  Lessor shall pay a one-time commission to Lessee’s Broker in the amount of Seventy-Five Thousand and 00/100 Dollars ($75,000.00), payable upon the full execution of this Amendment, and representing the full and final payment to Lessee’s Broker in connection with the Lease.

6.

Unaltered Provisions.  The remaining Lease provisions not explicitly mentioned herein shall remain unaltered and in full force and effect.

7.

Entire Agreement.  This Amendment constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

8.

Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute a fully executed agreement, with the same effect and validity as a single, original agreement signed by all of the Parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment, effective on the date first set forth above.

LESSOR:

IRVINE BUSINESS PROPERTIES,
a California general partnership

By:	/s/ Brian Benoit
Name:	Brian Benoit
Title:	CFO

LESSEE:

PRO-DEX, INC.,
a Colorado corporation

By:	/s/ Richard Van Kirk
Name:	Richard Van Kirk
Title:	CEO

[SIGNATURE PAGE TO SECOND AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE – NET]